Exhibit 10.4

FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated July 2, 2015 (the “Effective Date”), is entered into by and between PURE CYCLE CORPORATION, a Colorado corporation (“Pure Cycle”), and PCY HOLDINGS, LLC, a Colorado limited liability corporation (“PCY,” and together with Pure Cycle, jointly and severally, “Seller”), and ARKANSAS RIVER FARMS, LLC, a Colorado limited liability company (“Buyer”).

RECITALS

A.
Buyer and Seller entered into that certain Purchase and Sale Agreement dated March 11, 2015, as amended by the First Amendment to Purchase and Sale Agreement dated March 31, 2015, the Second Amendment to Purchase and Sale Agreement dated May 18, 2015 (“Second Amendment”) and the Third Amendment to Purchase and Sale Agreement dated June 18, 2015 (as amended, the “Agreement”) for the purchase and sale of real property and improvements located in the counties of Bent, Otero, and Prowers, State of Colorado, as more particularly described in the Agreement.

B.	Buyer and Seller desire to amend the Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree to amend the Agreement as follows:

AGREEMENT

1.	Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Certified Water Rights and Water Companies.

(a)	Section 4 of the Second Amendment is deleted in its entirety.

(b)	Section 1(e) of the Agreement is deleted in its entirety and replaced with:

(e) all right, title and interest of Seller in all water and water rights, domestic and irrigation wells, well permits, tributary, non-tributary and not non-tributary water, ditch and ditch rights and easement and conveyance rights appurtenant to the Land (collectively, the “Water Rights”), including but not limited to: (i) the following certificated water interests: (A) 18,448.44 shares of stock in the Fort Lyon Canal Company (“FLCC”) evidenced by the certificates set forth on Exhibit B (the “FLCC Shares”), (B) 45 shares of stock in the Lower Arkansas Water Management Association (“LAWMA” evidenced by the certificate set forth on Exhibit B (the “LAWMA Shares”); (C) 170 shares of stock in The Arbor Lateral Company (“Arbor”) evidenced by the certificate set forth on Exhibit B, (D) 568 shares of stock in The Consolidated Lateral Company (“Consolidated”) evidenced by the certificates set forth on Exhibit B, (E) 691 shares of stock in The Wheat Ridge Mutual Lateral Ditch Company (“Wheat Ridge”) evidenced by the certificates set forth on Exhibit B; (ii) all water taps and rights to acquire water taps associated with the Land; and (iii) the wells located on the subject property and described in the well permits listed on Exhibit B; and

(c)	The fourth sentence of Section 1 of the Agreement is deleted in its entirety and replaced with:

FLCC, LAWMA, Arbor, Consolidated, and Wheat Ridge shall each hereinafter be referred to as a “Water Company,” collectively as the “Water Companies,” and those Water Rights derived from shares in the Water Companies shall be referred to as the “Certificated Water Rights.”

3.
Exhibit A, Legal Description. Exhibit A is replaced with Exhibit A attached hereto, provided that Buyer and Seller will cooperate to correct to any errors or inconsistencies in the legal description set forth on revised Exhibit A.

4.	Exhibit B, Water Rights. Exhibit B is replaced with Exhibit B attached hereto.

5.	Exhibit D, Legal Description of Real Property Historically Irrigated with Dry-Up Shares. Exhibit D is replaced with Exhibit D attached hereto.

6.
Deed.  The form of deed that Seller will execute to convey the Property to Buyer (excluding the Water Rights) is attached hereto as Exhibit C.  Buyer and Seller agree that the Deed shall also constitute the Relinquishment.

7.
Termination of Leases.  On or before July 8, 2015, Seller shall send notice of termination to all tenants under the Leases for any Leases that are terminable by Seller pursuant to the terms of the Lease, terminating such Leases effective as of December 31, 2015.

8.	Minerals. Seller will retain 100% of the Minerals associated with the Land and the Mineral Land (however, Buyer shall receive 100% of the Sand and Gravel associated with the Land).

9.	Taxes; Assessments; Rents. Section 8 of the Agreement is deleted in its entirety and replaced with:

Real and personal property taxes, rents, water rates and utility charges will not be prorated.  Seller shall be responsible for all taxes, water rates and utility charges attributable to the 2015 calendar year and any prior years.  Buyer shall be responsible for the taxes, water rates and utility charges attributable to the 2016 calendar year and any subsequent years.  In addition, Seller shall be responsible for all assessments levied by the Water Companies that are attributable to the 2015 calendar year and any prior years, and Buyer shall be responsible for all assessments levied by the Water Companies that are attributable to the 2016 calendar year and any subsequent years.  Seller shall receive all rents under the Leases for the 2015 calendar year, and Buyer shall receive rents under the Leases for the 2016 calendar year and any subsequent calendar years.  The obligations set forth in this Section shall survive Closing.

10.	Earnest Money; Delivery and Release of Closing Documents.

(a)
Closing Documents.  Following the Effective Date of this Amendment, Seller shall deliver to the Title Company (collectively, the “Farm Closing Documents”) Seller-executed counterpart originals of all closing documents required to be delivered by Seller pursuant to the Agreement in order to effectuate the transfer of the Property to Buyer for the following farms: 56, 116, 141 (each as identified on Exhibit A, hereinafter referred to as the “Deposit Release Farms”).  The Farm Closing Documents shall be subject to Buyer’s approval in its sole and absolute discretion.  The Property included in the Farm Closing Documents shall not be subject to any liens or encumbrances.

(b)
Earnest Money Release.  Within two (2) business days of the date that (i) Seller has delivered all of the Farm Closing Documents to Buyer and the Title Company and (ii) Buyer has approved all of the Farm Closing Documents in writing, Title Company shall release the remaining portion of the Deposit held by Title Company to Seller.  If Buyer fails to respond to Seller’s request for approval of the Farm Closing Documents for all of the Deposit Release Farms within three (3) business days of the delivery of all of the Farm Closing Documents to Buyer, Buyer shall be deemed to have approved the Farm Closing Documents.

(c)
Return of Earnest Money and Release of Farm Closing Documents. If this Agreement is terminated and Buyer is entitled to the return of all or any portion of the Deposit in accordance with the terms of the Agreement, Seller will immediately deliver to Buyer any portion of the Deposit that is held by Seller and that is to be returned to Buyer pursuant to the terms of the Agreement. Upon Buyer’s written confirmation to Title Company and Seller that it has received all portions of the Deposit that are to be returned to Buyer pursuant to the terms of the Agreement, the Farm Closing Documents shall be returned to Seller.  If Buyer has not received all portions of the Deposit that are to be returned to Buyer within five (5) business days of the date that such amounts have become due to Buyer, the Farm Closing Documents shall be released to Buyer and Buyer, Seller and Title Company shall take all actions necessary to effectuate the transfer of the Deposit Release Farms to Buyer, including recording any documents that are required to be recorded to effectuate such transfer.

(d)
Notwithstanding the foregoing, in no event shall any portion of the Deposit or the Farm Closing Documents held by Title Company be released to Seller or Buyer, as applicable, until Buyer and Seller have executed joint-escrow instructions to Title Company instructing Title Company to deliver the Deposit and the Farm Closing Documents in accordance with the terms of this Amendment.  Buyer and Seller agree to work in good faith to execute the joint-escrow instructions and will not unreasonably withhold approval of or signatures to the same.

(e)	The rights and obligations set forth in this Section 10 of this Amendment shall survive the termination of this Agreement.

11.	Purchase Price.

(a)	Section 2(a) and Section 2(b) of the Agreement (as modified by Section 5 of the Second Amendment) are deleted.

(b)	The Purchase Price shall be $45,776,979.45.

12.	Dry Up Shares. Section 2(c) is deleted and replaced with:

“Dry-Up Shares” means any FLCC Shares that were not historically used to irrigate the Land.  Buyer shall have the right to review all dry-up covenants related to the Dry-Up Shares (the “Existing Dry-Up Covenants”).  Based on Buyer’s review of the Existing Dry-Up Covenants, as of the date of this Amendment, Buyer does not believe the Existing Dry-Up Covenants provide adequate enforceability of the obligation to dry up the property on which the Dry-Up Shares identified on Exhibit B-3 (the “Rejected Dry-Up Shares”) have been used.  Seller and Buyer shall work together to resolve Buyer’s concerns regarding the Rejected Dry-Up Shares to Buyer’s satisfaction on or before Closing, which efforts may include, among other things, obtaining new dry-up covenants.  If new dry-up covenants or other agreements or instruments are obtained, such documents must be acceptable to and approved by Buyer in its reasonable discretion and shall be obtained at Seller’s sole cost and expense.

If the parties are unable to resolve Buyer’s concerns with respect to the Rejected Dry-Up Shares in a manner acceptable to Buyer in its reasonable discretion on or before Closing for all or any portion of the Rejected Dry-Up Shares, Closing shall proceed on all of the Property other than those Rejected Dry-Up Shares remaining unresolved, and an amount equal to $3,250.00 multiplied times the number of unresolved Rejected Dry-Up Shares shall be held back in escrow at Closing (the “Holdback Amount”).  In addition, at or prior to Closing, Seller shall deliver to the Title Company (collectively, the “Dry-Up Closing Documents”) Seller-executed counterpart originals of all documents required to transfer the Rejected Dry-Up Shares to Buyer.  During the 180 days following the Closing, the parties shall continue to work together to resolve Buyer’s concerns regarding the remaining Rejected Dry-Up Shares.  If Seller delivers new dry-up covenants acceptable to Buyer or another satisfactory resolution is reached with respect to any certificate set forth on Exhibit B-3 representing Rejected Dry-Up Shares, Buyer and Seller shall proceed on the Closing of the resolved Dry-Up Shares as soon as practicable in accordance with the terms of the Agreement and, in connection therewith, (i) the Dry-Up Closing Documents with respect to such Shares shall be delivered to Buyer and (ii)  the Holdback Amount with respect to such Shares shall be delivered to Seller.  If Seller fails to deliver new dry-up covenants acceptable to Buyer within 180 days of the Closing Date or the parties are otherwise unable to resolve Buyer’s concerns regarding the Rejected Dry-Up Shares to Buyer’s satisfaction, the remaining Holdback Amount shall be delivered to Buyer, and the remaining Dry-Up Closing Documents shall be delivered to Seller and Seller shall retain the remaining Rejected Dry-Up Shares; provided, however, that if Seller objects to Buyer’s rejection of any Existing Dry-Up Covenants or any other documentation or resolutions presented by Seller, Seller may submit the dispute to binding arbitration in accordance with Section 13 of this Amendment by delivery of a written notice to Seller on or before the date that is 180 days after the Closing Date (the “Arbitration Notice”) setting forth the issues to be arbitrated.

Promptly following the Effective Date of this Amendment, Buyer and Seller shall work together in good faith to enter into a holdback and escrow agreement governing the management of the escrow for the Holdback Amount and the Dry-Up Closing Documents, which agreement shall be consistent with the terms of this Amendment and mutually acceptable to both Buyer and Seller in their reasonable discretion.   Buyer and Seller agree to work in good faith to agree upon and execute the holdback agreement and will not unreasonably withhold approval of or signatures to the same.

13.
Arbitration.  Any dispute to be submitted to arbitration under Section 12 shall be settled by binding arbitration before a single arbitrator in Denver, Colorado, in accordance with the Commercial Rules of the American Arbitration Association, except as otherwise provided herein or agreed to by the parties.  The arbitrator shall have at least ten (10) years of experience with water rights law in Colorado and may, but need not, be affiliated with the American Arbitration Association.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Buyer shall respond to the Arbitration Notice within the five (5) days, after which the parties shall proceed to select an arbitrator within twenty (20) days.  If the parties are unable within twenty (20) days to agree on an arbitrator, each shall appoint one arbitrator, who together shall appoint a third person who shall serve as the arbitrator.  If a party fails to appoint an arbitrator within twenty (20) days, an arbitrator shall be appointed for such party by the American Arbitration Association upon the request of the other party.  Arbitration shall be concluded and a decision entered within 90 days of the completion of selection of the arbitrator.

The costs of arbitration proceedings hereunder shall be shared equally between the parties; provided, however, that if each party selects an arbitrator (or has one selected for it by the American Arbitration Association) who in turn must agree upon the final arbitrator, each party shall bear the costs of its selected arbitrator.  The arbitrator’s authority hereunder shall be limited to determining whether or not the Existing Dry-Up Covenants and any other documentation or resolutions presented by Seller with respect to the applicable Rejected Dry-Up Shares are adequate to enforce the obligation to dry up the property and sufficient to allow such Rejected Dry-Up Shares to be used elsewhere and for different purposes consistent with a change of use decree.  With respect to any Rejected Dry-Up Shares that the arbitrator concludes the documentation and other evidence presented are adequate, the Dry-Up Closing Documents applicable to those Shares shall be released to Buyer and the Holdback Amount applicable to those Shares shall be released to Seller.  With respect to any Rejected Dry-Up Shares that the arbitrator concludes the documents and other evidence presented are not adequate, the Dry-Up Closing Documents applicable to those Shares shall be released to Seller and the Holdback Amount applicable to those Shares shall be released to Buyer.

14.
Additional Condition to Closing.  It shall be an additional condition to Buyer’s obligation to close that on or before Closing, Seller shall provide evidence to Buyer that the liens and encumbrances described on Exhibit E attached to this Amendment that may affect portions of the Certificated Water Rights have been released, with such evidence to be acceptable to Buyer in its sole and absolute discretion.  If Seller fails to satisfy the foregoing condition on or before Closing, Buyer shall have the right to terminate this Agreement, in which event Buyer shall receive a return of the Deposit, including any amounts previously disbursed to Seller, which Seller shall immediately deliver to Buyer.  The obligations set forth in this Section 14 shall survive the termination of the Agreement.

15.	Seller’s Warranties. Section 10 of the Agreement is amended by adding a new subsection (o) as follows:

To Seller’s knowledge, (i) the Arbor, Consolidated and Wheat Ridge are the only lateral ditch companies associated with or required for the utilization of the FLCC Shares that issue stock certificates to represent the rights in the lateral ditch, and (ii) the certificates set forth on Exhibit B for those Water Companies are the only certificates required from such Water Companies for utilization of the FLCC Shares.

16.	Default; Remedies; Liability. Section 9(b) of the Agreement, as amended by the Second Amendment, is deleted and replaced with:

If Seller fails to perform any of its material obligations under this Agreement for any reason other than default by Buyer or the termination of this Agreement as provided for herein, and Seller fails to cure the default by the date that is five (5) business days after Buyer’s delivery of written notice of such default to Seller, then Buyer may (a) enforce specific performance of this Agreement against Seller, or (b) terminate this Agreement and receive the return of the Deposit, including any amounts previously released to Seller, which Seller shall immediately deliver to Buyer, and Seller shall reimburse Buyer for its third-party out of pocket costs and expenses incurred in connection with this Agreement, including reasonable attorney’s fees.

17.
Counterparts; Signatures.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute but one and the same instrument.  Executed copies hereof may be delivered by facsimile or email of a PDF document, and, upon receipt, shall be deemed originals and binding upon the parties hereto.   Signature pages may be detached and reattached to physically form one document.

18.	Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the respective parties hereto.

19.	Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

20.
Effectiveness.  Buyer and Seller agree that the notice of termination of the Agreement dated July 2, 2015, delivered on behalf of Buyer to Seller is hereby revoked, and shall be of no force and effect.  Except as modified by this Amendment, the parties acknowledge and agree that the Agreement is in full force and effect in accordance with its terms.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, Buyer and Seller hereby execute this Amendment as of the Effective Date.

BUYER:

ARKANSAS RIVER FARMS, LLC

By:       /s/ Aaron M. Patsch
Name: Aaron M. Patsch
Title: Authorized Representative

SELLER:

PURE CYCLE CORPORATION,
a Colorado Corporation

By:  /s/ Mark W. Harding
        Mark W. Harding, President

PCY HOLDINGS, LLC,
a Colorado limited liability company

By: Pure Cycle Corporation, its sole member

By:  /s/ Mark W. Harding
        Mark W. Harding, President

Exhibit A
(Legal Description)

This exhibit consists of legal descriptions of the Registrant’s Arkansas River Valley properties consisting of approximately 14,641 acres, more or less, in the counties of Bent, Otero and Prowers, Colorado.

Exhibit B
List of Certificated Shares

FLCC Shares:

A.           FLCC Shares Historically Used on the Land:  See Exhibit B-1 attached.

B.           All Dry-Up Shares:  See Exhibit B-2 attached.

C.           Rejected Dry-Up Shares:  See Exhibit B-3 attached.

ARBOR Shares:

Certificate No. 182

CONSOLIDATED Shares:

Certificate Nos. 86 and 87

LAWMA Shares:

Certificate No. 737

WHEAT RIDGE Shares:

Certificate Nos. 408, 409, and 410

Well Permits:  See Exhibit B-4 attached.

Exhibit B-1
Fort Lyon Canal Company Shares Historically Used on the Land

This exhibit consists of a list of FLCC certificate numbers representing 16,553.44 shares.

Exhibit B-2
All Dry-Up Shares

This exhibit consists of a list of FLCC certificate numbers representing 1,895 shares.

Exhibit B-3
Rejected Dry-Up Shares

This exhibit consists of a list of FLCC certificate numbers representing 1,026 shares.

Exhibit B-4
Well Permits

This exhibit consists of a list of well permit numbers issued with respect to the Registrant’s property by the Office of the State Engineer of Colorado.

Exhibit C
(Form of Deed)

SPECIAL WARRANTY DEED

Recording requested by
and when recorded please return to:

Brownstein Hyatt Farber Schreck, LLP
410 17th Street, Suite 2200
Attention: Noelle Riccardella
____________________________________________________________________________

THIS SPECIAL WARRANTY DEED is made this ___ day of August, 2015, by PURE CYCLE CORPORATION, INC., a Colorado corporation, with an address of 34501 E Quincy Avenue, Bldg. 34, Box 10, Watkins, Colorado 80137 (“Grantor”), in favor of  ARKANSAS RIVER FARMS, LLC, a Colorado limited liability company (“Grantee”), with an address of 1530 16th Street, Suite 300  Denver, CO 80202.

WITNESSETH, that Grantor, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey and confirm, unto Grantee, its successors and assigns forever, all the real property, together with improvements, located in the County of [Bent] [Prowers] [Otero], State of Colorado, more particularly described in Exhibit A, attached hereto and incorporated herein by this reference (the “Land”).

TOGETHER with all and singular hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim and demand whatsoever of Grantor, either in law or in equity, of, in and to the above bargained premises, with the hereditaments, privileges, easements, rights of way and appurtenances, including all right, title and interest of Grantor in all rock, limestone, granite, construction aggregate, crushed stone, sand, gravel, caliche, clay, top soil, or other similar material or substances appurtenant to the Land (collectively, the “Sand and Gravel”), together with any and all surface use, access easements, and all other rights in connection therewith (collectively and together with the Land, the “Property”).

TO HAVE AND TO HOLD the Property with the appurtenances, unto Grantee, its successors and assigns forever.  Grantor, for itself, and its successors and assigns, does covenant, grant, bargain and agree to and with the Grantee, its successors and assigns, that Grantor shall and will WARRANT AND FOREVER DEFEND the Property in the quiet and peaceable possession of Grantee, its successors and assigns, against all and every person or persons lawfully claiming the whole or any part thereof BY, THROUGH OR UNDER Grantor, subject only to those matters set forth on Exhibit B, attached hereto and incorporated herein by this reference (the “Permitted Exceptions”).

RESERVING therefrom unto Grantor all of Grantor’s right title and interest in all mineral rights associated with and/or appurtenant to the Land, including, but not limited to, all right, title, interest, claim and demand in and to all oil, gas, natural gas and hydrocarbons appurtenant to the Land (the “Minerals”), but expressly excluding all Sand and Gravel, together with the right of ingress and egress as reasonably necessary for the purpose of mining, drilling, exploring, operating and developing said Land for the production of the Minerals; provided, however that Grantor shall not (i) impair any current existing or future existing structures, improvements or appurtenances located on the Property, (ii) impair the lateral or sub-adjacent support of the Property or (iii) unreasonably interfere with Grantee’s operations or use of the surface of the Property.

IN WITNESS WHEREOF, Grantor has caused its name to be hereunto subscribed on the day and year first above written.

GRANTOR:

PURE CYCLE CORPORATION,
a Colorado corporation

By: ___________________________
       Mark W. Harding, President

STATE OF COLORADO                                                                              )
   )      ss.
COUNTY OF ARAPAHOE                                                                           )

The foregoing instrument was acknowledged before me this  ________ day of August, 2014, by Mark W. Harding as President of PURE CYCLE CORPORATION, a Colorado corporation.

Witness my hand and official seal.

My commission expires: ___________________________

                                                 ___________________________
Notary Public

Exhibit A to Deed

Legal Description of the Property

Exhibit B to Deed

Permitted Exceptions

Exhibit D
Legal Description of Real Property Historically
Irrigated with the Dry-Up Share

Legal descriptions for the following properties are attached:

Farm Number
Farm	15
Farm	61
Farm	62*
Farm	63
Farm	85
Farm	110
Farm	117
Farm	132

____________________

* Only the parcels of land which were previously part of Farm 62 and which are not owned by Seller are subject to dry-up covenants.

Exhibit E
(Certificated Water Rights Liens and Encumbrances)

Farm # [DOT#]	Subject Document
2 [381/834]
Tommy L. Allard and Mary K. Allard/Public Trustee, for the benefit of United States of America, acting through the Farmers Home Administration, United States Department of Agriculture

Deed of Trust covering 2 tracts, subject being a part of Tract 1: the SE/4 of Section 23, Township 22 South, Range 51 West of the 6th P.M., Bent County, Colorado, together with 144 shares of the capital stock of the Fort Lyon Canal Company.

2 [438/362]
Tommy L. Allard and Mary K. Allard/Public Trustee, for the benefit of United States of America, acting through the Farmers Home Administration, United States Department of Agriculture

Deed of Trust covering 2 tracts, subject being a part of Tract 1: the SE/4 of Section 23, Township 22 South, Range 51 West of the 6th P.M., Bent County, Colorado, together with 144 shares of the capital stock of the Fort Lyon Canal Company.

[intentionally deleted]
9 [20140215]
PCY Holdings, LLC/The Public Trustee of Bent County, Colorado; for the benefit of Harry E. Blackburn, Jr.

Deed of Trust covering all that part of the SW/4 of Section 24 lying South and West of the Fort Lyon Canal, Township 22 South, Range 53 West of the 6th P.M., Bent County, Colorado, together with 140 shares of the Capital Stock of the Fort Lyon Canal Company and all other water and water rights appurtenant to the real property described above.

22 [20021005]
High Plains A & M, LLC/The Public Trustee of Bent County, Colorado, for the benefit of William J. Elder and Audra Jean Elder

Deed of Trust covering the NE/4 SE/4; the fractional SE/4 NE/4; the fractional NW/4 SE/4; the fractional NE/4 SW/4; and a tract described as the NE corner of the Frank Beck Plot, all in Section 31, Township 22 South, Range 51 West of the 6th PM, Bent County, Colorado, together with 331.2 shares of The Fort Lyon Canal Company and all other water and water rights appurtenant to the real property described above.

Assigned by 20110125 & 20122201

30 [20140496]
PCY Holdings, LLC/Hudson and Persyn, Ltd.

“Deed of Trust covering 1 tract: the NW/4, and SW/4 of Section 1, Township 22 South, Range 48 West, Bent County, CO. together with 232 shares of The Fort Lyon Canal Company and all other water and water rights appurtenant to the real property described on Exhibit A. including, but not limited to, tributary, not non-tributary, and non-tributary water and water rights.

32 [20021380]
High Plains A&M, LLC/ The Public Trustee of the County of Bent, trustee, Charles O. Jones and Ruby L. Jones, beneficiaries

DOT covering Multiple tracts: Subject tract being Lot 1, Section 6, Township 23 South, Range 52 West, Bent County, Colorado.
Maturity date: Not listed; together with 120 shares of The Fort Lyon Canal Company and all other water and water rights appurtenant to subject tract including tributary, not non-tributary, and non-tributary water and water rights.

35 [20011137]	George E. Fazekas/State Bank of Wiley Deed of trust covering 1 tract: part of the NE/4 of Section 36, Township 22 South, Range 52 West of the Sixth Principal Meridian.
35 [20020849]
High Plains A & M LLC/Public Trustee of the County of Bent; for the Benefit of Irl A. Miller and Hazel A. Miller

Deed of trust covering 376 shares of The Fort Lyon Canal Company and all other water and water rights appurtenant to the real property described on Exhibit A, including, but not limited to, tributary, not not-tributary, and non-tributary water and water rights under 1 tract: E/2 of Section 36, Township 22 South, Range 52 West of the Sixth Principal Meridian.

39 [20010203]
Robert G. Reyher and Mary K. Reyher/Public Trustee, for the benefit of the United States of America, acting through the Farm Service Agency, United States Department of Agriculture

Deed of Trust covering Multiple tracts, including the following described lands: W/2 of Section 12, Township 22 South, Range 49 West of the 6th P.M., Bent County, Colorado, and together with 1,318 shares of the capital stock of The Fort Lyon Canal Company; Well Permit Nos. 9010-RF, 9011-F, 9012-F, 9013-F, 6299-F, 9007-F, 9008-F and 9009-F; as well as irrigation equipment, pumps, and motors.

[intentionally deleted]
56 [20021388]
136th and Colorado, LLC d/b/a High Plains 1031/The Public Trustee of Bent County; for the benefit of Daniel G. DiRezza and Katrena L. DiRezza

Deed of Trust covering a tract of land lying in multiple sections, including the E/2 of Section 23, and W/2 NW/4 of Sec. 24 Township 22 South, Range 53 West of the 6th P.M., Bent County, Colorado, together with 372 shares of the Capital Stock of the Fort Lyon Canal Company and all other water and water rights appurtenant to the above described property.

67 [20030393]
H. Hunter White, III/The Public Trustee of Bent County, Colorado, for the benefit of Joseph F. Hawkins, Jr.

Deed of Trust covering  the W/2 SW/4 of Section 20, Township 22 South, Range 51 West of the 6th PM, Bent County, Colorado, together with 144 shares of The Fort Lyon Canal Company and all other water and water rights appurtenant to the real property described above